Exhibit 99.1

FS Bancorp, Inc. Reports Net Income for the Third Quarter of $7.1 Million or $1.58 Per Diluted Share

MOUNTLAKE TERRACE, WA – October 24, 2019 – FS Bancorp, Inc. (NASDAQ:FSBW)  (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2019 third quarter net income of  $7.1 million, or $1.58 per diluted share, compared to $4.1 million, or $1.07 per diluted share for the same period last year.

 “We continue to be pleased with the integration of the Anchor Bancorp acquisition,” stated CEO Joe Adams.  “Our financial results reflect the hard work by our combined employees that went into incorporating the two core operating systems, ongoing employee engagement, and partnerships with the communities we serve.”

CFO Matthew Mullet noted, “The Board of Directors increased the quarterly cash dividend to $0.20 per share from $0.15 per share payable on November 15, 2019, driven by the combined company’s financial results post acquisition.”

2019 Third  Quarter Highlights

•	Net income was $7.1 million for the third quarter of 2019, compared to $4.5 million in the previous quarter, and $4.1 million for the comparable quarter one year ago;
•

Net income for the third quarter of 2019 includes $257,000 of acquisition-related expenses, compared to $1.2 million of acquisition-related expenses in the preceding quarter and $443,000 in the third quarter of 2018;

•	Gain on sale of loans increased $1.0 million, or 28.2%, compared to the previous quarter and $765,000, or 20.0%, compared to the third quarter of 2018;
•

The efficiency ratio improved to 60.1%, reflecting increased revenues and decreased acquisition costs from  the merger with Anchor Bancorp (“Anchor Acquisition”), compared to 72.3% in the previous quarter and 67.0% in the third quarter of 2018;

•

Total gross loans increased $30.1 million, or 2.3%, during the quarter, to $1.33 billion at September 30, 2019, compared to $1.30 billion at June 30, 2019, and increased $365.1 million, or 38.0%, from $961.1 million at September 30, 2018, mainly due to the loans acquired from the Anchor Acquisition;

•

Deposits increased $52.4 million, or 3.9%, during the quarter to $1.39 billion at September  30, 2019, compared to $1.33 billion at June  30, 2019, and increased $442.1 million, or 46.8%, from $944.5 million at September  30, 2018,  primarily due to the deposits assumed  in the Anchor Acquisition;

•	The Company repurchased 46,562 shares of its common stock during the quarter ended September 30, 2019, at an average price per share of $48.88; and
•	Capital levels at the Bank were 14.5% for total risk-based capital and 11.6% for Tier 1 leverage capital at September 30, 2019.

FS Bancorp Q3 Earnings
October 24, 2019

Balance Sheet and Credit Quality

Total assets increased $53.9 million, or 3.3%, to $1.69 billion at September  30, 2019, compared to $1.64 billion at June 30, 2019, and increased $503.7 million, or 42.3%, from $1.19 billion at September  30, 2018.  The quarter over linked quarter increase in total assets was primarily due to increases in loans receivable, net of $29.2 million, loans held for sale (“HFS”) of $14.1 million,  securities available-for-sale, at fair value of $9.8 million, and total cash and cash equivalents of $3.3 million, partially offset by a decrease in other assets of $2.0 million. The year over year increase in total assets included increases in loans receivable, net of $363.7 million, total cash and cash equivalents of $47.7 million, loans HFS of $25.8 million, bank owned life insurance (“BOLI”) of $21.6 million,  premises and equipment, net of $12.5 million, securities available-for-sale, at fair value of $8.7 million, CDs at other financial institutions of $6.9 million, operating lease right-of-use assets of $4.7 million, core deposit intangible, net of $4.6 million, other assets of $3.3 million, and servicing rights of $2.0 million.    The year over year increases were primarily due to the assets acquired in the Anchor Acquisition, along with organic loan growth.

LOAN PORTFOLIO
(Dollars in thousands)	September 30, 2019		June 30, 2019		September 30, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
REAL ESTATE LOANS
Commercial	$205,500	15.5%	$206,834	16.0%	$68,694	7.1%
Construction and development	200,720	15.1	214,140	16.5	191,172	19.9
Home equity	36,607	2.8	36,860	2.8	26,085	2.7
One-to-four-family (excludes HFS)	253,783	19.1	248,921	19.2	188,333	19.6
Multi-family	122,375	9.2	103,219	8.0	48,061	5.0
Total real estate loans	818,985	61.7	809,974	62.5	522,345	54.3

CONSUMER LOANS
Indirect home improvement	200,984	15.2	188,336	14.5	155,870	16.2
Solar	44,254	3.3	44,508	3.4	42,967	4.5
Marine	68,036	5.1	66,064	5.1	56,578	5.9
Other consumer	4,660	0.4	4,875	0.4	2,059	0.2
Total consumer loans	317,934	24.0	303,783	23.4	257,474	26.8

COMMERCIAL BUSINESS LOANS
Commercial and industrial	134,104	10.1	135,336	10.5	113,786	11.9
Warehouse lending	55,172	4.2	47,028	3.6	67,540	7.0
Total commercial business loans	189,276	14.3	182,364	14.1	181,326	18.9
Total loans receivable, gross	1,326,195	100.0%	1,296,121	100.0%	961,145	100.0%

Allowance for loan losses	(12,765)		(12,340)		(12,045)
Deferred costs and fees, net	(3,137)		(2,940)		(3,195)
Premiums on purchased loans, net	995		1,278		1,667
Total loans receivable, net	$1,311,288		$1,282,119		$947,572

Loans receivable, net increased $29.2 million to $1.31 billion for September  30, 2019, from $1.28 billion at June  30, 2019, and increased $363.7 million from $947.6 million at September  30, 2018.  The quarter over linked quarter increase in total real estate loans was  $9.0 million, including increases in multi-family of $19.2 million and one-to-

FS Bancorp Q3 Earnings
October 24, 2019

four-family portfolio of $4.9 million, partially offset by decreases in construction and development of $13.4 million, commercial real estate of $1.3 million, and home equity of $253,000.  Consumer loans increased $14.2 million, primarily due to increases of  $12.6 million in indirect home improvement loans and $2.0 million in marine loans. Commercial business loans increased $6.9 million, primarily due to an increase in warehouse lending of $8.1 million, partially offset by a decrease in commercial and industrial loans of $1.2 million. This $1.2 million decrease primarily reflects the sale of four U.S. Department of Agriculture loans in the amount of $8.4 million, with a gain on sale of $122,000.

One-to-four-family loans originated through the home lending segment, which includes loans HFS, loans held for investment, fixed rate seconds, and loans brokered to other institutions, were  $288.9 million during the quarter ended September  30, 2019, an increase of  $80.9 million, or 38.9%, compared to $208.0 million for the preceding quarter, and an increase of $95.9 million, or 49.7% from $193.0 million, for the comparable quarter one year ago. During the nine months ended September 30, 2019, originations through the home lending segment  were  $638.7 million, an increase of  $83.4 million, or 15.0%, compared to $555.3 million for the nine months ended September 30, 2018.  During the quarter ended September  30, 2019, the Company sold $247.3 million of one-to-four-family loans, compared to sales of $173.4 million during the previous quarter, and sales of $174.9 million during the same quarter one year ago. During the nine months ended September 30, 2019, the Company sold $551.6 million of one-to-four-family loans compared to sales of $490.6 million during the same period last year.

Originations of one-to-four-family loans to purchase and to refinance a home for the three and nine months ended September  30, 2019 and 2018 were as follows:

(Dollars in thousands)	For the Three Months Ended		For the Three Months Ended		Year	Year
	September 30, 2019		September 30, 2018		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$163,459	56.6%	$162,166	84.4%	$1,293	0.8%
Refinance	125,419	43.4	29,971	15.6	95,448	318.5%
Total	$288,878	100.0%	$192,137	100.0%	$96,741	50.4%

	For the Nine Months Ended		For the Nine Months Ended		Year	Year
	September 30, 2019		September 30, 2018		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$411,167	64.4%	$436,826	78.9%	$(25,659)	(5.9)%
Refinance	227,547	35.6	116,626	21.1	110,921	95.1%
Total	$638,714	100.0%	$553,452	100.0%	$85,262	15.4%

The allowance for loan losses (“ALLL”) at September 30, 2019 increased to $12.8 million, or 0.96% of gross loans receivable, excluding loans HFS, compared to $12.3 million, or 0.95% of gross loans receivable, excluding loans HFS at June  30, 2019, and $12.0 million, or 1.3% of gross loans receivable, excluding loans HFS, at September  30, 2018.  Non-performing loans increased to $2.2 million at September  30, 2019,  from $1.6 million at June  30, 2019,  and was unchanged from $2.2 million at September  30, 2018.  Substandard loans increased $898,000 to $7.4

FS Bancorp Q3 Earnings
October 24, 2019

million at  September  30, 2019, compared to $6.5 million at June  30, 2019, and was unchanged from the prior year.  The quarter over linked quarter increase was primarily due to an increase in non-performing one-to-four-family loans of $512,000.  There were two other real estate owned (“OREO”) properties totaling $178,000 at September  30, 2019, and three OREO properties totaling $254,000 at June  30, 2019, compared to no OREO properties at September  30, 2018.

Included in the carrying value of gross loans are net discounts on loans purchased in the Anchor Acquisition. The remaining net discount on loans acquired in the Anchor Acquisition was $3.1 million and $3.7 million, on $223.7 million and $278.4 million of gross loans at September  30, 2019 and June 30, 2019, respectively.

Total deposits increased to $1.39 billion at September 30, 2019, compared to $1.33 billion at June  30, 2019, and increased $442.1 million from $944.5 million at September  30, 2018.  Relationship-based transactional deposits (noninterest-bearing checking, interest-bearing checking, and escrow accounts) increased $18.2 million from June  30, 2019, primarily due to a  $16.3 million increase in interest-bearing checking accounts, and increased $172.6 million from September  30, 2018.  Money market and savings accounts increased $8.2 million from June  30, 2019, and increased $54.3 million from September  30, 2018.  Time deposits increased $26.0 million from June  30, 2019, and increased $215.2 million, from September  30, 2018.  Year over year increases were due to deposits assumed in the Anchor Acquisition and organic deposit growth.

At September  30, 2019, non-retail CDs which include brokered CDs, online CDs,  public deposits CDs,  and public funds CDs increased  $22.2 million to $141.1 million, compared to $118.9 million at June  30, 2019,  mainly due to a $21.7 million increase in brokered deposits. The year over year increase in non-retail CDs of $16.7 million from $124.4 million at September  30, 2018, was driven by  a $12.8 million increase in brokered deposits and $3.2 million in online CDs. Management remains focused on increasing our lower cost relationship-based deposits to fund long-term asset growth.

DEPOSIT BREAKDOWN
(Dollars in thousands)
	September 30, 2019		June 30, 2019		September 30, 2018
	Amount	Percent	Amount	Percent	Amount	Percent
Noninterest-bearing checking	$264,482	19.1%	$268,113	20.1%	$174,712	18.5%
Interest-bearing checking	196,834	14.2	180,498	13.5	115,059	12.2
Savings	114,826	8.3	117,687	8.8	78,785	8.3
Money market	258,883	18.7	247,854	18.6	240,626	25.5
Certificates of deposit less than $100,000	273,982	19.7	251,280	18.9	188,192	19.9
Certificates of deposit of $100,000 through $250,000	177,075	12.8	177,718	13.3	89,075	9.4
Certificates of deposit of $250,000 and over	83,929	6.0	79,959	6.0	42,563	4.5
Escrow accounts related to mortgages serviced	16,591	1.2	11,108	0.8	15,525	1.7
Total	$1,386,602	100.0%	$1,334,217	100.0%	$944,537	100.0%

At September  30, 2019, borrowings decreased  $6.3 million, or 7.6%, to $76.9 million, from $83.2 million at June 30, 2019, and decreased $9.7 million from $86.5 million at September  30, 2018.    The quarter and year to date decreases in borrowings were primarily related to a reduction in FHLB advances due to the growth in deposits.

FS Bancorp Q3 Earnings
October 24, 2019

Total stockholders’ equity increased $4.8 million, to $194.3 million at September  30, 2019, from $189.4 million at June 30, 2019, and increased $61.1 million, from $133.1 million at September  30, 2018.  The increase in stockholders’ equity from the second quarter was primarily due to net income of $7.1 million, partially offset by common stock repurchases of $2.3 million.  The Company repurchased 46,562 shares of its common stock during the quarter ended September 30, 2019, at an average price of $48.88 per share. At September 30, 2019, 125,816 shares remained available for repurchase pursuant to our January 2019 Share Repurchase Plan.   Book value per common share was $44.61 at September  30, 2019, compared to $43.18 at June  30, 2019, and $37.10 at September  30, 2018.

The Bank is well capitalized under the minimum capital requirements established by the Federal Deposit Insurance Corporation (“FDIC”) with a total risk-based capital ratio of 14.5%, a Tier 1 leverage capital ratio of 11.6%, and a common equity Tier 1 (“CET1”) capital ratio of 13.6% at September  30, 2019.

The Company exceeded all regulatory capital requirements with a total risk-based capital ratio of 14.2%, a Tier 1 leverage capital ratio of 11.3%, and a CET1 ratio of 13.3% at September  30, 2019.

Operating Results

Net interest income increased $4.9 million, to $17.7 million for the three months ended September  30, 2019, from $12.9 million for the three months ended September  30, 2018.  This increase was primarily a result of a $6.8 million increase in loans receivable interest income, including additional interest from loans acquired in the Anchor Acquisition, partially offset by a $2.4 million increase in deposit interest expense due to assumed deposits and continued organic growth combined with higher market interest rates.  Net interest income increased $16.7 million, to $53.0 million for the nine months ended September 30, 2019, from $36.3 million for the nine months ended September 30, 2018, mostly attributable to a $23.7 million increase in interest income on loans receivable, partially offset by a $7.5 million increase in interest expense on deposits.  The increases in interest income and interest expense were primarily impacted by the loans acquired and deposits assumed in the Anchor Acquisition.

The net interest margin (“NIM”) decreased one basis point to 4.54% for the three months ended September  30, 2019, from 4.55% for the same period in the prior year, and decreased one basis point to 4.61% for the nine months ended September 30, 2019, from 4.62% for the nine months ended September 30, 2018.  The quarter over quarter NIM was positively impacted by incremental interest accretion on loans acquired in the Anchor Acquisition of 14 basis points. The year over year NIM was positively impacted from incremental interest accretion on loans acquired in the Anchor Acquisition of 17 basis points.  The average cost of funds increased 31 basis points to 1.37% for the three months ended September  30, 2019, from 1.06% for the three months ended September  30, 2018.  This increase was predominantly due to growth in higher market rate deposits, primarily those assumed in the Anchor Acquisition along with overall deposit growth. The year over year average cost of funds increased 47 basis points to 1.36% for the nine months ended September 30, 2019, from 0.89% for the nine months ended September 30, 2018 reflecting the increase in market interest rates over the last year.    Management remains focused on matching deposit/liability duration with the duration of loans/assets where appropriate.

FS Bancorp Q3 Earnings
October 24, 2019

For the three and nine months ended September  30, 2019, the provision for loan losses was $573,000 and $2.2 million, compared to $450,000, and $1.3 million for the three and nine months ended September  30, 2018.  During the three months ended September  30, 2019, net charge-offs totaled $147,000, compared to net recoveries of  $24,000 for the same period last year.  Net charge-offs totaled $1.8 million during the nine months ended September 30, 2019, compared to net recoveries of $39,000 during the nine months ended September 30, 2018. The increase in net charge-offs during the nine months ended September 30, 2019, was primarily due to the charge-off of a commercial line of credit of $1.2 million in the first quarter, and one commercial business relationship totaling $431,000 in the second quarter of 2019.

Noninterest income increased $1.9 million, to $6.7 million, for the three months ended September  30, 2019, from $4.8 million for the three months ended September  30, 2018.  The increase primarily reflects a $903,000 increase in service charges and fee income, mainly driven by deposit accounts assumed in the Anchor Acquisition and deposit growth, and a $765,000 increase in gain on sale of loans primarily due to higher sales volume.  Noninterest income increased $1.9 million, to  $17.4 million for the nine months ended September 30, 2019, from $15.4 million for the nine months ended September 30, 2018.  The year over year increase included increases in service charges and fee income of  $3.1 million, other noninterest income of  $455,000, and earnings on cash surrender value of BOLI of  $393,000, partially offset by a decrease of $1.9 million in gain on sale of loans.

Noninterest expense increased $2.9 million, to $14.7 million for the three months ended September  30, 2019, from $11.8 million for the three months ended September  30, 2018.  The increase in noninterest expense was primarily as a result of the Anchor Acquisition and growth in our operations with increases of $1.1 million in operations, $826,000 in salaries and benefits, including an increase of $1.1 million in incentives and commissions for the loan production staff associated with strong loan production growth this quarter, $523,000 in data processing, and $360,000 in occupancy expense, partially offset by decreases in acquisition costs of $186,000 and FDIC insurance of $166,000 as a result of a small bank credit awarded by the FDIC recognized during the quarter ended September 30, 2019. The Bank has $174,000 in small bank credits on future assessments remaining at September 30, 2019, which may be recognized in future periods when allowed for by the FDIC upon insurance fund levels being met. Noninterest expense increased $11.6 million to $46.6 million for the nine months ended September 30, 2019, from $35.0 million for the nine months ended September 30, 2018.  The increase during the period was primarily as a result of the Anchor Acquisition and growth in our operations with increases of $3.0 million in salaries and benefits, including an increase of $255,000 in incentives and commissions, $2.9 million in operations, $1.8 million in data processing, $1.4 million in acquisition costs, and $1.3 million in occupancy expense. Acquisition costs were $1.9 million for the nine months ended September 30, 2019, compared to $443,000 for the same period last year, primarily due to the integration of the Anchor Bank core processing platform.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Western Washington through its 21 bank branches, including nine branches from the Anchor Acquisition,  one administrative office that accepts deposits, and seven loan production offices in various suburban

FS Bancorp Q3 Earnings
October 24, 2019

communities in the greater Puget Sound area, and one loan production office in the market area of the Tri-Cities, Washington.  The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound and Tri-Cities home lending markets.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward‑looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control.  Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: the expected cost savings, synergies and other financial benefits from our recent acquisition of Anchor might not be realized within the expected time frames or at all; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; our ability to execute our plans to grow our residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of our indirect home improvement lending; secondary market conditions for loans and our ability to originate loans for sale and sell loans in the secondary market; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission which are available on our website at www.fsbwa.com and on the SEC's website at www.sec.gov.  Any of the forward-looking statements that we make in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward‑looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2019 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of us and could negatively affect our operating and stock performance.

FS Bancorp Q3 Earnings
October 24, 2019

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts) (Unaudited)

				Linked	Year
	September 30,	June 30,	September 30,	Quarter	Over Year
	2019	2019	2018	% Change	% Change
ASSETS
Cash and due from banks	$15,979	$15,214	$4,389	5	264
Interest-bearing deposits at other financial institutions	46,915	44,380	10,813	6	334
Total cash and cash equivalents	62,894	59,594	15,202	6	314
Certificates of deposit at other financial institutions	24,296	24,297	17,362	—	40
Securities available-for-sale, at fair value	106,038	96,252	97,374	10	9
Loans held for sale, at fair value	80,619	66,508	54,784	21	47
Loans receivable, net	1,311,288	1,282,119	947,572	2	38
Accrued interest receivable	5,723	5,779	4,453	(1)	29
Premises and equipment, net	29,066	29,517	16,527	(2)	76
Operating lease right-of-use	4,713	4,582	—	3	100
Federal Home Loan Bank (“FHLB”) stock, at cost	7,995	8,329	7,131	(4)	12
Other real estate owned (“OREO”)	178	254	—	(30)	100
Deferred tax asset, net	—	—	120	—	(100)
Bank owned life insurance (“BOLI”), net	35,136	34,917	13,586	1	159
Servicing rights, held at the lower of cost or fair value	11,193	10,849	9,190	3	22
Goodwill	2,312	2,312	2,312	—	—
Core deposit intangible, net	5,647	5,837	1,087	(3)	420
Other assets	7,899	9,919	4,631	(20)	71
TOTAL ASSETS	$1,694,997	$1,641,065	$1,191,331	3	42
LIABILITIES
Deposits:
Noninterest-bearing accounts	$281,073	$279,221	$190,237	1	48
Interest-bearing accounts	1,105,529	1,054,996	754,300	5	47
Total deposits	1,386,602	1,334,217	944,537	4	47
Borrowings	76,864	83,211	86,526	(8)	(11)
Subordinated note:
Principal amount	10,000	10,000	10,000	—	—
Unamortized debt issuance costs	(120)	(125)	(140)	(4)	(14)
Total subordinated note less unamortized debt issuance costs	9,880	9,875	9,860	—	—
Operating lease liability	4,881	4,721	—	3	100
Deferred tax liability, net	1,029	1,003	—	3	100
Other liabilities	21,484	18,612	17,279	15	24
Total liabilities	1,500,740	1,451,639	1,058,202	3	42
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 4,452,872 shares issued and outstanding at September 30, 2019, 4,476,864 at June 30, 2019, and 3,716,460 at September 30, 2018	44	45	37	(2)	19
Additional paid-in capital	88,608	90,418	57,027	(2)	55
Retained earnings	105,672	99,184	79,648	7	33
Accumulated other comprehensive gain (loss), net of tax	583	496	(2,664)	18	(122)
Unearned shares – Employee Stock Ownership Plan (“ESOP”)	(650)	(717)	(919)	(9)	(29)
Total stockholders’ equity	194,257	189,426	133,129	3	46
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,694,997	$1,641,065	$1,191,331	3	42

FS Bancorp Q3 Earnings
October 24, 2019

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Qtr	Year
	September 30,	June 30,	September 30,	Over Qtr	Over Year
	2019	2019	2018	% Change	% Change
INTEREST INCOME
Loans receivable, including fees	$21,466	$21,102	$14,624	2	47
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	1,245	1,263	959	(1)	30
Total interest and dividend income	22,711	22,365	15,583	2	46
INTEREST EXPENSE
Deposits	4,223	4,056	1,850	4	128
Borrowings	582	606	704	(4)	(17)
Subordinated note	171	169	171	1	—
Total interest expense	4,976	4,831	2,725	3	83
NET INTEREST INCOME	17,735	17,534	12,858	1	38
PROVISION FOR LOAN LOSSES	573	910	450	(37)	27
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	17,162	16,624	12,408	3	38
NONINTEREST INCOME
Service charges and fee income	1,619	1,854	716	(13)	126
Gain on sale of loans	4,583	3,576	3,818	28	20
Gain on sale of investment securities	—	32	—	(100)	—
Earnings on cash surrender value of BOLI	219	217	88	1	149
Other noninterest income	323	404	180	(20)	79
Total noninterest income	6,744	6,083	4,802	11	40
NONINTEREST EXPENSE
Salaries and benefits	7,865	8,649	7,039	(9)	12
Operations	2,360	2,658	1,308	(11)	80
Occupancy	1,104	1,230	744	(10)	48
Data processing	1,148	1,336	625	(14)	84
Gain on sale of OREO	(40)	—	—	(100)	(100)
OREO expenses	1	7	—	(86)	100
Loan costs	903	707	850	28	6
Professional and board fees	654	616	414	6	58
Federal Deposit Insurance Corporation (“FDIC”) insurance	(29)	139	137	(121)	(121)
Marketing and advertising	178	191	201	(7)	(11)
Acquisition costs	257	1,224	443	(79)	(42)
Amortization of core deposit intangible	190	190	77	—	147
Impairment of servicing rights	131	124	—	6	100
Total noninterest expense	14,722	17,071	11,838	(14)	24
INCOME BEFORE PROVISION FOR INCOME TAXES	9,184	5,636	5,372	63	71
PROVISION FOR INCOME TAXES	2,040	1,173	1,320	74	55
NET INCOME	$7,144	$4,463	$4,052	60	76
Basic earnings per share	$1.62	$1.00	$1.12	62	45
Diluted earnings per share	$1.58	$0.98	$1.07	61	48

FS Bancorp Q3 Earnings
October 24, 2019

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Nine Months Ended		Year
	September 30,	September 30,	Over Year
	2019	2018	% Change
INTEREST INCOME
Loans receivable, including fees	$63,677	$40,015	59
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	3,710	2,578	44
Total interest and dividend income	67,387	42,593	58
INTEREST EXPENSE
Deposits	11,989	4,525	165
Borrowings	1,932	1,280	51
Subordinated note	508	508	—
Total interest expense	14,429	6,313	129
NET INTEREST INCOME	52,958	36,280	46
PROVISION FOR LOAN LOSSES	2,233	1,250	79
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	50,725	35,030	45
NONINTEREST INCOME
Service charges and fee income	5,131	2,045	151
Gain on sale of loans	10,556	12,467	(15)
Gain on sale of investment securities	32	113	(72)
Earnings on cash surrender value of BOLI	651	258	152
Other noninterest income	1,012	557	82
Total noninterest income	17,382	15,440	13
NONINTEREST EXPENSE
Salaries and benefits	24,757	21,759	14
Operations	7,062	4,209	68
Occupancy	3,446	2,097	64
Data processing	3,770	1,944	94
Gain on sale of OREO	(125)	—	(100)
OREO expenses	12	—	100
Loan costs	2,282	2,183	5
Professional and board fees	1,820	1,321	38
FDIC insurance	358	268	34
Marketing and advertising	505	564	(11)
Acquisition costs	1,855	443	319
Amortization of core deposit intangible	570	230	148
Impairment of servicing rights	278	—	100
Total noninterest expense	46,590	35,018	33
INCOME BEFORE PROVISION FOR INCOME TAXES	21,517	15,452	39
PROVISION FOR INCOME TAXES	4,718	2,822	67
NET INCOME	$16,799	$12,630	33
Basic earnings per share	$3.80	$3.52	8
Diluted earnings per share	$3.71	$3.35	11

FS Bancorp Q3 Earnings
October 24, 2019

KEY FINANCIAL RATIOS AND DATA (Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	1.71%	1.10%	1.38%
Return on equity (ratio of net income to average equity) (1)	14.75	9.48	12.19
Yield on average interest-earning assets	5.81	5.86	5.52
Interest incurred on liabilities as a percentage of average noninterest bearing deposits and interest-bearing liabilities	1.37	1.37	1.06
Interest rate spread information – average during period	4.44	4.49	4.46
Net interest margin (1)	4.54	4.60	4.55
Operating expense to average total assets	3.53	4.21	4.04
Average interest-earning assets to average interest-bearing liabilities	133.59	130.30	134.57
Efficiency ratio (2)	60.14	72.28	67.03

	At or For the Nine Months Ended
	September 30,	September 30,
	2019	2018
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	1.38%	1.55%
Return on equity (ratio of net income to average equity) (1)	11.93	13.31
Yield on average interest-earning assets	5.87	5.43
Interest incurred on liabilities as a percentage of average noninterest bearing deposits and interest-bearing liabilities	1.36	0.89
Interest rate spread information – average during period	4.51	4.54
Net interest margin (1)	4.61	4.62
Operating expense to average total assets	3.82	4.30
Average interest-earning assets to average interest-bearing liabilities	131.26	136.68
Efficiency ratio (2)	66.24	67.71

	September 30,	June 30,	September 30,
	2019	2019	2018
ASSET QUALITY RATIOS AND DATA:
Non-performing assets to total assets at end of period (3)	0.14%	0.11%	0.18%
Non-performing loans to total gross loans (4)	0.17	0.12	0.23
Allowance for loan losses to non-performing loans (4)	582.61	774.64	554.56
Allowance for loan losses to gross loans receivable, excluding HFS loans	0.96	0.95	1.25

CAPITAL RATIOS, BANK ONLY:
Tier 1 leverage-based capital	11.63%	11.38%	11.73%
Tier 1 risk-based capital	13.61	13.78	13.95
Total risk-based capital	14.54	14.73	15.20
Common equity Tier 1 capital	13.61	13.78	13.95

CAPITAL RATIOS, COMPANY ONLY:
Tier 1 leverage-based capital	11.32%	11.11%	11.43%
Total risk-based capital	14.19	14.42	14.85
Common equity Tier 1 capital	13.26	13.48	13.60

FS Bancorp Q3 Earnings
October 24, 2019

	At or For the Three Months Ended
	September 30,		June 30,		September 30,
	2019		2019		2018
PER COMMON SHARE DATA:
Basic earnings per share	$1.62		$1.00		$1.12
Diluted earnings per share	$1.58		$0.98		$1.07
Weighted average basic shares outstanding	4,401,303		4,418,397		3,610,731
Weighted average diluted shares outstanding	4,498,380		4,530,869		3,779,878
Common shares outstanding at period end	4,354,335	(5)	4,387,061	(6)	3,588,796	(7)
Book value per share using common shares outstanding	$44.61		$43.18		$37.10
Tangible book value per share using common shares outstanding (8)	$42.79		$41.32		$36.15

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total noninterest income.
(3)	Non-performing assets consist of non-performing loans (which include non-accruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(4)	Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(5)	Common shares were calculated using shares outstanding of 4,452,872 at September 30, 2019, less 40,215 unvested restricted stock shares, and 58,322 unallocated ESOP shares.
(6)	Common shares were calculated using shares outstanding of 4,476,864 at June 30, 2019, less 25,000 unvested restricted stock shares, and 64,803 unallocated ESOP shares.
(7)	Common shares were calculated using shares outstanding of 3,716,460 at September 30, 2018, less 43,421 unvested restricted stock shares, and 84,243 unallocated ESOP shares.
(8)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See also, “Non-GAAP Financial Measures” below.

(Dollars in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		QTR Over QTR	Year Over Year
Average Balances	2019	2018	2019	2018	$ Change	$ Change
Assets
Loans receivable, net deferred loan fees (1)	$1,368,962	$971,061	$1,352,006	$905,645	$397,901	$446,361
Securities available-for-sale, at fair value	99,813	100,502	99,545	96,003	(689)	3,542
Interest-bearing deposits and certificates of deposit at other financial institutions	74,234	40,261	75,425	40,980	33,973	34,445
FHLB stock, at cost	8,334	8,594	8,482	6,275	(260)	2,207
Total interest-earning assets	1,551,343	1,120,418	1,535,458	1,048,903	430,925	486,555
Noninterest-earning assets (2)	101,873	41,488	96,603	38,791	60,385	57,812
Total assets	$1,653,216	$1,161,906	$1,632,061	$1,087,694	$491,310	$544,367
Liabilities and stockholders’ equity
Interest-bearing accounts	$1,068,189	$696,763	$1,066,595	$674,492	$371,426	$392,103
Borrowings	83,208	125,945	93,356	83,081	(42,736)	10,275
Subordinated note	9,877	9,857	9,872	9,852	20	20
Total interest-bearing liabilities	1,161,274	832,565	1,169,823	767,425	328,710	402,398
Noninterest-bearing accounts	276,689	184,187	253,529	181,516	92,502	72,013
Other noninterest-bearing liabilities	23,075	13,322	20,457	11,903	9,752	8,554
Stockholders’ equity	192,178	131,832	188,252	126,850	60,346	61,402
Total liabilities and stockholders’ equity	$1,653,216	$1,161,906	$1,632,061	$1,087,694	$491,310	$544,367

(1) Includes loans held for sale.

(2) Includes fixed assets, operating lease right-of-use asset, BOLI, goodwill, and CDI.

FS Bancorp Q3 Earnings
October 24, 2019

Non-GAAP Financial Measures:

In addition to results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release contains certain non-GAAP financial measures: net income and diluted earnings per share, excluding net accretion/amortization on loans, CDs, and borrowings, acquisition costs,  and acquisition-related CDI amortization, net of tax;  and tangible book value per share. Management believes these non-GAAP financial measures provide useful and comparative information to assess trends reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers. The after-tax impact of acquisition-related costs to net income which we have recorded in connection with the Anchor Acquisition provides meaningful supplemental information that management believes is useful to readers.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Tangible common stockholders’ equity is calculated by excluding intangible assets from stockholders’ equity.  For this financial measure, the Company’s intangible assets are goodwill and core deposit intangible. Tangible book value per share is calculated by dividing tangible common shareholders’ equity by the number of common shares outstanding. The Company believes that this measure is consistent with the capital treatment by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and presents this measure to facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of net income, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of tax is presented below.

	Three Months Ended	Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2019	September 30, 2019
Consolidated results:
Net interest income after provision for loan losses (GAAP)	$17,162	$50,725
Net accretion/amortization on loans, CDs and borrowings	(339)	(1,241)
Net interest income after provision for loan losses, excluding net accretion/amortization on loans, CDs and borrowings (non-GAAP)	16,823	49,484
Noninterest income	6,744	17,382
Noninterest expense	14,722	46,590
Acquisition costs	(257)	(1,855)
CDI amortization	(131)	(394)
Noninterest expense, excluding acquisition costs and acquisition-related CDI amortization (non-GAAP)	14,334	44,341

FS Bancorp Q3 Earnings
October 24, 2019

Income before provision for income taxes, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization (non-GAAP)	9,233	22,525
Provision for income taxes, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of related taxes (non-GAAP)	2,050	4,930
NET INCOME, excluding net accretion/amortization on loans, CDs and borrowings, acquisition costs and acquisition-related CDI amortization, net of tax (non-GAAP)	$7,183	$17,595

Diluted earnings per share (GAAP)	$1.58	$3.71
Diluted earnings per share, excluding net accretion/amortization, acquisition costs and acquisition-related CDI amortization, net of tax (non-GAAP)	$1.59	$3.88

Reconciliation of the GAAP book value per share and non-GAAP tangible book value per share is presented below.

	September 30,	June 30,	September 30,
(Dollars in thousands, except share and per share amounts)	2019	2019	2018
Stockholders' equity	$194,257	$189,426	$133,129
Goodwill and core deposit intangible, net	(7,959)	(8,149)	(3,399)
Tangible common stockholders' equity	$186,298	$181,277	$129,730

Common shares outstanding at end of period	4,354,335	4,387,061	3,588,796

Common stockholders' equity (book value) per share (GAAP)	$44.61	$43.18	$37.10
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$42.79	$41.32	$36.15

Contacts:
Joseph C. Adams,
Chief Executive Officer
Matthew D. Mullet,
Chief Financial Officer and Chief Operating Officer
(425) 771-5299
www.FSBWA.com